Exhibit 10.46

[*] means that such portion of this Exhibit has been omitted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.

FOURTH AMENDMENT TO

CALL CENTER SERVICES AGREEMENT

BETWEEN MCI WORLDCOM COMMUNICATIONS, INC.

AND RMH TELESERVICES INC.

COME NOW MCI WORLDCOM Communications, Inc. (“MCI”) and RMH Teleservices, Inc. (“RMH”), and in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to amend the Call Center Services Agreement between MCI WORLDCOM Communications, Inc. and RMH Teleservices, Inc. effective as of November 27, 2001 (the “Agreement”), as follows:

This Amendment is entered into effective October 1, 2003.

1.	Section 5.2 is amended by deleting the same and substituting therefore the following:

“5.2 Weekly invoices. Except as set forth in Section 1.4 of Schedule C (as amended herein), RMH will invoice MCI weekly for the Services performed during the week prior to such invoice, and separately for each RMH Center. MCI will process and pay any undisputed invoice through electronic wire transfer to the RMH designated bank account within seven (7) days of receipt. In the event that MCI, in good faith, disputes all or any portion of the charges reflected on the invoice, MCI shall pay the undisputed portion of the invoice within seven (7) days of receipt and notify RMH in writing within five (5) days of the payment date describing the particulars of the dispute. Both Parties shall make a good faith effort to resolve any disputes within thirty (30) days of RMH’s receipt of MCI’s notice. Upon sixty (60) days prior written notice, RMH may notify MCI that it is discontinuing weekly invoices and will invoice MCI monthly for the Services performed during the month prior to such invoice, in which case MCI shall have thirty (30) days from receipt to pay such invoices, and the discount set forth in Section 3.1 of Schedule C (as amended herein) shall no longer apply. Following MCI’s emergence from bankruptcy and upon sixty (60) days prior written notice, MCI may notify RMH that it is discontinuing weekly payments and RMH will invoice MCI monthly for the Services performed during the month prior to such invoice, in which case MCI shall have thirty (30) days from receipt to pay such invoices, and the discount set forth in Section 3.1 of Schedule C (as amended herein) shall no longer apply.”

2.	Section 8.1 is amended by deleting the same and substituting therefore the following:

“8.1 Term. The initial term of this Agreement will commence upon the Effective Date and will continue until October 31, 2007. Thereafter, this Agreement will be renewed for additional one (1) year terms unless one Party gives the other Party at least one hundred twenty (120) days written notice of intention to terminate prior to the end of the prior term.

3.	Section 8.4 is amended by deleting the same and substituting therefore the following:

“8.4 Termination for Convenience. MCI may terminate this Agreement for convenience upon ninety (90) days written notice to RMH; and RMH may terminate this Agreement for convenience upon twelve (12) months written notice. Notwithstanding the foregoing, whether RMH terminates the Agreement in its entirety or terminates Center-specific amendments, it can actually close only one Center per calendar quarter. ”

4.	Section 8.8 is amended by deleting the same and substituting therefore the following:

“8.8 Orderly Transition. Upon the termination or expiration of this Agreement or any Center specific amendment, for any reason, MCI will be released from any obligations pertaining to Annual Handle Minute or Work Hour Commitments. Upon the termination or expiration of this Agreement, or any Center specific amendment, for any reason, RMH and MCI agree to a ramp-down plan based on the following schedules.

8.8.1 MCI Initiated Termination

CS
	% CPD	Example: CPD
Month Prior	100%	330
Month 1	70%	231
Month 2	50%	165
Month 3	30%	99

TM:
	% Hours	Example: Hours
Month Prior	100%	10,000
Month 1	70%	7,000
Month 2	50%	5,000
Month 3	30%	3,000

8.8.2 RMH Initiated Termination:

CS
	% CPD	Example: CPD
Month Prior	100%	300
Month 1	100%	300
Month 2	100%	300
Month 3	100%	300
Month 4	100%	300
Month 5	90%	270
Month 6	80%	240
Month 7	70%	210
Month 8	60%	180
Month 9	50%	150
Month 10	40%	120
Month 11	30%	90
Month 12	30%	90

TM:
	% Hours	Example: Hours
Month Prior	100%	10,000
Month 1	70%	7,000
Month 2	50%	5,000
Month 3	30%	3,000

5.	The following shall be added as Section 8.11 of the Agreement:

“8.11 Lease Transfer Option upon Expiration of Agreement: Upon expiration of this Agreement pursuant to Section 8.1, MCI may, provided all other requirements of this Section 8.11 have been met and upon twelve (12) months written notice to RMH, elect to have an MCI Affiliate or successor vendor assume the performance of MCI Services in the RMH Center(s). Should MCI make this election, RMH will use commercially reasonable efforts to transfer any lease or portion thereof relating to the RMH Center(s) to an MCI Affiliate or successor vendor. MCI will make good faith efforts to ensure that the MCI Affiliate or successor vendor will cooperate with RMH in connection with transferring any lease or portion thereof. The MCI Affiliate or successor vendor will assume all contractual lease obligations, including indemnification, as of the date of transfer. RMH will also transfer title to all furniture, fixtures and equipment it owns in the RMH Center(s) to the MCI Affiliate or successor vendor. Should MCI make this election, MCI will compensate RMH an amount equal to the current book value of the furniture, fixtures and equipment, plus the cost to partition the facilities, plus a mutually agreed upon profit, and any employee-related costs such as severance associated with the transfer of the business to the MCI Affiliate or successor vendor. This payment amount will be added to the final RMH invoice and paid pursuant to the provisions of Section 5.2. RMH shall not be entitled to any other compensation upon election of this option on Agreement expiration.”

6.	The following shall be added as Section 8.12 of the Agreement:

“8.12 Lease Transfer Option upon Termination of Agreement: Should MCI terminate this Agreement pursuant to Sections 8.2, 8.3, 8.4 or 8.5, MCI may, provided all other provisions of this Section 8.12 have been met and upon six (6) months written notice to RMH, elect to have an MCI Affiliate or successor vendor assume the performance of MCI Services in the RMH Center(s). Should MCI make this election, RMH will use commercially reasonable efforts to transfer any lease or portion thereof relating to the RMH Center(s) to the MCI Affiliate or successor vendor. MCI will make good faith efforts to ensure that the MCI Affiliate or successor vendor will cooperate with RMH in connection with transferring any lease or portion thereof. The MCI Affiliate or successor vendor will assume all contractual lease obligations, including indemnification, as of the date of transfer. RMH will also transfer title to all furniture, fixtures and equipment it owns in the RMH Center(s) to the MCI Affiliate or successor vendor. RMH will utilize an independent, nationally-recognized, reputable real-estate broker and, if necessary, a nationally recognized, reputable employment firm to determine fair compensation owed to RMH regarding this transaction, which compensation shall include, without limitation, employee-related costs such as severance associated with transfer of the business to the MCI Affiliate or successor vendor. Notwithstanding the foregoing, in the event that MCI elects to exercise the option set forth in this Section 8.12 within a period of twelve (12) months from the effective date of any acquisition of RMH by or merger of RMH with a third party, or the transfer of substantially all of the assets of RMH to a third party, or the acquisition of beneficial ownership, as defined by Securities and Exchange Commission trading rules, of RMH by a third party, then the value of all furniture, fixtures and equipment transferred to MCI shall be the book value and not the fair market value, which MCI will pay to RMH together with the cost to partition the facilities. This payment amount will be added to the final RMH invoice and paid pursuant to the provisions of Section 5.2. RMH shall not be entitled to any other compensation upon termination.”

7.	Schedule A is amended by adding the following definitions:

“AHT Goal” shall mean the average handle time goal as communicated to RMH by MCI in the monthly commit setting process.

“MCI Affiliate” shall mean a wholly owned subsidiary of MCI or its parent company.

8.	Schedule C is amended by deleting the same and substituting therefore the attached Schedule C.

9.	Schedule D is amended by deleting the same and substituting therefore the attached Schedule D.

10.	Except as otherwise set forth herein, the terms and conditions contained in the Agreement are unchanged. This Amendment, together with the Agreement (together the “Agreement”) constitutes the entire agreement between the Parties with respect to the subject matter hereof and all prior agreements and representations of the Parties related to these matters, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed or modified except in writing signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their authorized representatives.

RMH TELESERVICES, INC.	MCI WORLDCOM COMMUNICATIONS, INC.

/s/ JOHN FELLOWS	/s/ MATTHEW JOHNSON

Signature	Signature

John Fellows	Matthew Johnson
Name	Name

Chief Executive Officer	Vice President of Procurement
Title	Title

November 18, 2003	November 19, 2003
Date	Date

SCHEDULE C

Pricing

1.	RMH PRICING.

1.1	Customer Service Compensation.

1.1.1.	Handle Minute Pricing: RMH shall be compensated on a per Center basis as follows:

1.1.1.1 If actual Handle Minutes (actual Calls Handled times monthly AHT) is greater than [*] of the monthly Handle Minute Forecast, then compensation is based on actual Handle Minutes.

1.1.1.2 If actual Handle Minutes are below [*] of the monthly Handle Minute Forecast and RMH has met the minimum staffing goals as communicated in the monthly commit process, then MCI will compensate RMH for [*] of the monthly Handle Minute Forecast.

1.1.1.3 If RMH has not met the Schedule Adherence Standards, as communicated in the monthly commit process, then compensation is based on the actual Handle Minutes.

1.1.1.4 Billable Handle Minutes will be capped using [*] to AHT goal for each RMH Center. If a Segment within an RMH Center has AHT above [*] to goal and [*] above Segment AHT for the month, the billable Handle Minutes for that Center’s Segment will be recalculated by taking the actual net Calls Handled and multiplying it by [*] of the AHT Goal. This will be the maximum billable Handle Minutes.

1.1.1.5 RMH will document actual AHT and Calls Handled per invoice via the ACD reports. MCI reserves the right to review the ACD, ancillary reports, and any back-up documentation as necessary, notwithstanding any limits on number of audits set forth in Section 10 of the Agreement.

1.1.1.6 The Handle Minute rate is as follows:

Months	Handle Minute Rate
10/01/03-12/31/03	[*]
01/01/04-12/31/04	[*]
01/01/05-10/31/07	[*]

1.2.1	System Hours Pricing

1.2.1.1 Certain Segments, Surrey In-Language and 2nd Level PCS Customer Service, will be billed based on System Hours. MCI and RMH will mutually agree upon which additional Segments are eligible for System Hour pricing, based upon anticipated agent productivity levels.

1.2.1.2. System Hours billed will be based on actual System Hours worked, capped at 105% of productive CPD staffing goal, plus allowable offphone time. The offphone allowance will be communicated on a monthly basis via the normal monthly commit setting process, and is subject to change on a monthly basis.

1.2.1.3 System Hour pricing for English Customer Service Services is as follows:

Months	System Hour Rate
10/01/03-12/31/03	[*]
01/01/04-12/31/04	[*]
01/01/05-10/31/07	[*]

1.2.1.4 System Hour pricing for non-English Customer Service Services is as follows:

Months	System Hour Rate
10/01/03-12/31/03	[*]
01/01/04-12/31/04	[*]
01/01/05-10/31/07	[*]

1.2	Telemarketing Compensation

1.2.1	RMH shall be compensated on all actual Work Hours, as qualified by Section 1.2.1.1

1.2.1.1 If RMH believes actual Work Hours will be +/- 5% of the monthly Work Hour Forecast, then RMH must provide written notice outlining the reasons for the overage/shortfall. This notice must be provided three (3) days prior to the end of the month. If this notice is not provided and hours are greater than 100% to Work Hour Forecast, MCI reserves the right to limit the compensation payment for that month to 100% of the Work Hour Forecast.

1.2.2	Work Hour Pricing Schedule

1.2.2.1 RMH shall be compensated on a Work Hour rate of $[*]. A non-English bonus of $[*] per hour will be paid for all Telemarketing done in any language other than English.

1.2.2.2 Pricing Example: If in a given month an RMH Center performs [*] hours of Telemarketing and [*] hours of that are non-English hours then RMH shall invoice MCI [*] ([*] Work Hours x $[*] Work Hour Rate) and an additional

$[*] for non-English TM Hours for a total of $[*] for all Telemarketing Calling performed for that month.

1.3	Training Materials: RMH will invoice MCI for the actual costs incurred as a result of printing training materials. The training materials’ cost will be summarized on the invoices, with supporting documentation provided upon request.

1.4	Incentives and Contests

1.4.1	RMH will invoice MCI monthly for CSR, Customer Service Line Supervisor, Customer Service Line Manager and Center General Manager national contest payouts, and for CSR, Customer Service Line Supervisor and Customer Service Line Manager target incentives actually paid by RMH in local currency during the previous month (“Monthly Contest Invoice”). Each Monthly Contest Invoice will summarize the target payouts to each impacted group of employees as a group and national contest payouts to each impacted group of employees as a group and will provide supporting documentation as requested by MCI. MCI will process and pay any undisputed Monthly Contest Invoice through electronic wire transfer to the RMH designated bank account within seven (7) days of receipt. In the event that MCI, in good faith, disputes all or any portion of the charges reflected on the Monthly Contest Invoice, MCI shall pay the undisputed portion of the invoice within seven (7) days of receipt and notify RMH in writing within five (5) days of the payment date describing the particulars of the dispute. Both Parties shall make a good faith effort to resolve any disputes within thirty (30) days of RMH’s receipt of MCI’s notice.

1.4.1.1 MCI will communicate monthly budgets for target incentives and national contests at least thirty (30) days prior to the start of the month.

1.4.1.2 Separate and apart from the early payment discount set out in Section 3.1 (as amended herein), RMH will provide MCI an early payment discount equal to .[*] of each Monthly Contest Invoice paid within seven (7) days of receipt, net of any resolved disputed amounts.

2.	FOREIGN EXCHANGE RATE:

2.1	The pricing set out in Section 1.1 is based upon the Canadian dollar to U.S. dollar exchange rate of 1.377 (“Baseline Rate”). The actual exchange rate shall be calculated at the end of each month using the monthly average exchange rate as reported on www.oanda.com. If www.oanda.com is no longer available, the Parties shall agree to an alternative exchange rate source and, if the Parties cannot agree, then the Parties shall use the average of the daily rates as reported in the Wall Street Journal for that month.

2.1.1

In the event the foreign exchange rate falls below the Baseline Rate, MCI will pay RMH an amount equal to sixty percent (60%) of the difference between (i) actual billings for Services performed and (ii) billings for Services performed had RMH’s rates for performing such services been priced at the actual monthly average exchange rate. For example, assuming average actual monthly exchange rate of 1.300 Canadian dollars to U.S. dollars, and total monthly billings of

$1,000,000, MCI will provide RMH with an incremental $35,538. Calculation is ((Baseline Rate divided by actual average monthly exchange rate)- 1) * Total Monthly billings * 60%. Such additional payment shall be reflected on the next weekly invoice provided by RMH pursuant to Section 5.2 of the Agreement as amended herein.

2.1.2	In the event the foreign exchange rate rises above the Baseline Rate, RMH will provide MCI with a discount on the next weekly invoice provided by RMH pursuant to Section 5.2 of the Agreement as amended herein equal to sixty percent (60%) of the difference between (i) actual billings for Services performed and (ii) billings for Services performed had RMH’s rates for performing such Services been priced at the actual monthly average exchange rate up to an exchange rate of 1.535 CAD$ to USD$ and one hundred percent (100%) of the difference between (i) actual billings for Services performed and (ii) billings for Services performed had RMH’s rates for performing such Services been priced at the actual monthly average exchange rate above 1.535 CAD$ to USD$. For example, assuming average actual monthly exchange rate of 1.400 Canadian dollars to U.S. dollars, and total monthly billings of $1,000,000, MCI will receive a discount of $9,857. Calculation is: (((1–Baseline Rate divided by actual average monthly exchange rate)) * Monthly billings * 60% if below 1.535 and 100% if 1.535 or above.

3.	INVOICE DISCOUNT

3.1	RMH will provide MCI with early payment discount of one and a half percent (1.5%) of each weekly invoice paid within seven (7) days of receipt, net of any resolved disputed amount.

3.2	RMH will provide MCI with additional monthly invoice discounts equivalent to $[*] for the first twelve (12) months following the Effective Date and $[*] for the period commencing October 1, 2004 and ending September 30, 2005 (all such discounts shall be referred to as “Additional Discounts”). Except for the discounts set forth in Sections 1.4.1.2 and 3.1 of Schedule C (as amended herein), the Additional Discounts set forth in this Section 3.2 shall replace and supersede operational credits or other discounts referenced in the underlying Agreement or any predecessor agreement to the underlying Agreement.

4.	PENALTIES/INCENTIVES

4.1	RMH will be eligible to receive penalties and incentives for the performance of Services. Penalties and incentives will be determined individually for each RMH Center.

4.1.1	The Customer Service Penalty/Incentive Pay Schedule will be applied to the actual Handle Minutes paid, based on the total number of Internal and vendor Centers MCI has in production in that month, as set out below.

Penalties/ Incentives	15 or Less Centers	16-20 Centers	21-25 Centers	26 or More Centers
12%	#1 Center	#1 Center	#1 Center	#1 Center
8%	Top 3 Center	Top 4 Center	Top 5 Center	Top 6 Center
5%	Non DQ >= 105%	Non DQ >= 105%	Non DQ >= 105%	Non DQ >= 105%
2%	Non DQ 100-104.9%	Non DQ 100-104.9%	Non DQ 100-104.9%	Non DQ 100-104.9%
0%	Non DQ 95-99.9%	Non DQ 95-99.9%	Non DQ 95-99.9%	Non DQ 95-99.9%
-2%	Non DQ 90-94.9%	Non DQ 90-94.9%	Non DQ 90-94.9%	Non DQ 90-94.9%
-4%	Non DQ < 90%	Non DQ < 90%	Non DQ < 90%	Non DQ < 90%
-2%	DQ > 95%	DQ > 95%	DQ > 95%	DQ > 95%
-4%	DQ 90-94.9%	DQ 90-94.9%	DQ 90-94.9%	DQ 90-94.9%
-6%	DQ < 90%	DQ < 90%	DQ < 90%	DQ < 90%
-10%	Last Center & DQ	Last Center & DQ	Last Center & DQ	Last Center & DQ

DQ represents center is disqualified based upon not meeting minimum qualifier score for ranking

4.1.2	The Telemarketing Penalty/Incentive Pay Schedule will be applied to the actual Work Hours paid, based on the percent to Line plan with the Qualifier of 95% or higher of QCI score, as outlined in the schedule below.

Penalties/ Incentives	Line Plan
6%	108.00% +
4%	104%-107.99%
2%	101.5%-103.99%
1%	98.5%-101.49%
-2%	95%-98.49%
-4%	90%-94.99%
-6%	0%-89.99%

4.2	MCI will waive all penalties if RMH exceeds the MCI average percent to line performance.

SCHEDULE D

Termination Payments

1.	Termination Liability

1.1.	Should either Party terminate this Agreement pursuant to Sections 8.2, 8.3, 8.4 (for MCI termination for convenience only provided that the effective date of the termination (consistent with the notice requirements set forth in this Amendment) occurs after October 1, 2004) or 8.5, RMH agrees to pay MCI a termination fee equal to [*] times the remaining months of the Agreement. In the event this Agreement is terminated in part, termination liabilities shall be mutually agreed upon by the Parties.

1.2.	Notwithstanding the foregoing, should MCI terminate this Agreement because RMH defaulted in the performance of any material duty or obligation under this Agreement and did not substantially cure such default within thirty (30) days after being given written notice specifying the default, or should RMH terminate this Agreement pursuant to Section 8.4 after October 1, 2004, or should MCI terminate this Agreement pursuant to Section 8.6, RMH agrees to pay MCI a termination fee equal to [*] times the remaining months of the Agreement, plus the accelerated total of any Additional Discounts remaining due through the term of the Agreement. In the event this Agreement is terminated in part, termination liabilities shall be mutually agreed upon by the Parties.